United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 6, 2026

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

1-38300
(Commission File Number)

Nevada	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)

(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

In light of limited borrowing capacity under the facility related to current trading levels of Alight, Inc. stock, and to eliminate approximately $0.4 million of annual commitment fees, on March 6, 2026, Cannae Funding A, LLC ("Cannae Funding A"), an indirect wholly owned special purpose subsidiary of Cannae Holdings, Inc. (the "Company"), prepaid in full all outstanding obligations under the Margin Loan Agreement, dated as of November 30, 2020 (as amended, the "Margin Loan Agreement"), among Cannae Funding A, as borrower, Bank of America, N.A., as administrative agent and calculation agent, and the lenders party thereto. In connection with the prepayment, Cannae Funding A and Bank of America, N.A. executed a pay-off letter (the "Pay-Off Letter") confirming the termination of the Margin Loan Agreement and all related loan documentation.

The Margin Loan Agreement was originally entered into on November 30, 2020 and was subsequently amended on August 16, 2021, December 10, 2021, January 19, 2022, May 12, 2022, June 16, 2023, August 17, 2023, March 4, 2024 and August 27, 2025. The Margin Loan Agreement, as amended, provided for revolving borrowings of up to $50.0 million, was secured by 40,477,062 shares of Alight, Inc. common stock held in a collateral account, and had scheduled maturity of August 27, 2028.

There were no outstanding principal or interest advances under the Margin Loan Agreement as of the pay-off date, and the termination does not materially impact liquidity. The aggregate pay-off amount of $58,681 required to satisfy all outstanding obligations under the Margin Loan Agreement as of March 6, 2026, consisted solely of accrued and unpaid commitment fees.

Pursuant to the Pay-Off Letter, (i) all obligations of the parties under the Margin Loan Agreement and related documentation have been discharged, terminated, cancelled and extinguished (other than those provisions that expressly survive termination), (ii) all liens granted pursuant to the Margin Loan Agreement have been automatically, irrevocably and immediately terminated (subject to the continued effectiveness of the related control agreement until the release and re-registration of pledged shares), and (iii) Bank of America, N.A. will deliver to Cannae Funding A any remaining collateral held in the collateral account, including any shares of Alight, Inc. common stock pledged thereunder, to be re-registered in the name of Cannae Funding A or its affiliate.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
10.1	Margin Loan Pay-Off Letter, dated as of March 6, 2026, by and among Cannae Funding A, LLC, the lenders from time to time thereto and Bank of America as administrative and calculation agent.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	March 9, 2026	By:	/s/ Bryan D. Coy
			Name:	Bryan D. Coy
			Title:	Executive Vice President, Chief Financial Officer